Exhibit 10.5

Continuing Guaranty

Guaranty: To induce The PrivateBank and Trust Company (the “Lender”) directly or through any of its branches, offices, subsidiaries, or affiliates to provide or extend certain financial accommodations and Liabilities to Advanced Photonix, Inc., a Delaware corporation (the “Borrower”), and because the undersigned (the “Guarantor”) has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor absolutely and unconditionally guaranties to the Lender the full and prompt payment of all Liabilities when due, whether at stated maturity, on demand, by acceleration or otherwise. The Guarantor’s obligations under this Guaranty shall be payable in lawful money of the United States of America.

Liabilities: The term “Liabilities” as used in this Guaranty means (i) all obligations, indebtedness and liabilities of the Borrower to the Lender, and any of its subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, expenses, fees, overdraft indebtedness, credit card indebtedness, letter of credit indebtedness or lease obligations, (ii) all costs and expenses, including reasonable attorneys’ fees, that the Lender may pay or incur in collecting from the Borrower, the Guarantor, or any other guarantor of all or any of the Liabilities and for liquidating any Collateral (as defined below), (iii) all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, including reasonable attorneys’ fees, and (iv) all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, known or unknown, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated.

Limitation: The Guarantor’s obligation under this Guaranty is UNLIMITED and shall include all costs, expenses, fees, interest, and other amounts included in the Liabilities.

Continued Reliance. The Lender may continue to provide or extend Liabilities to the Borrower based on this Guaranty until it receives written notice of termination from the Guarantor. Such notice shall be effective upon the opening of business on the fifth (5th) day following written acknowledgment of delivery. If terminated, the Guarantor will continue to be liable to the Lender for any Liabilities created, assumed or committed to at the time the termination becomes effective, and all subsequent renewals, extensions, modifications and amendments of those Liabilities, until all of the same have been fully paid. Termination by any other guarantor shall not release the Guarantor from its obligations under this Guaranty.

Security. As security for this Guaranty, the Guarantor pledges and grants to the Lender a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired (“Collateral”):

(1)	All securities and other property of the Guarantor in the custody, possession or control of the Lender (other than property held by the Lender solely in a fiduciary capacity);

(2)	All property or securities declared or acknowledged by the Guarantor to constitute security for any past, present or future liability, direct or indirect, of the Guarantor to the Lender;

(3)
All claims of any nature, whether now existing or later acquired, that Guarantor has against Borrower (excepting claims under a deed of trust or mortgage covering California real property), including the right of the Lender to collect and realize upon such claims;

(4)	All balances of deposit accounts of the Guarantor with the Lender (“deposit account” having the meaning given to it §9-102(a)(29) of the UCC (as defined below));

The Lender shall have the right at any time to apply its own debt or liability to the Guarantor in whole or partial payment of this Guaranty or other present or future liabilities of the Guarantor, direct or indirect, without any requirement for mutual maturity.

If the Guarantor fails to pay any amount owing under this Guaranty, the Lender shall have all of the rights and remedies provided by law or under any other agreement to liquidate or foreclose on and sell the Collateral, including but not limited to the rights and remedies of a secured party under the Uniform Commercial Code of the State of Michigan, as in effect from time to time (the “UCC”). These rights and remedies shall be cumulative and not exclusive. If the Guarantor is entitled to notice, that requirement will be met if the Lender sends notice at least ten (10) days prior to the date of sale, disposition or other event which requires notice. The proceeds of any sale shall be applied first to the reasonable costs incurred in conducting such sale, then toward payment of the amount owing under this Guaranty. The Lender is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee.

For purposes of the following paragraphs, “any collateral” shall include the Collateral and any other collateral securing the Liabilities.

Action Regarding Borrower. If any monies become available that the Lender can apply to the Liabilities, the Lender may apply them in any manner it chooses, including but not limited to applying them against Liabilities which are not covered by this Guaranty. The Lender can take any action against the Borrower, any collateral, or any other person liable for any of the Liabilities. The Lender can release the Borrower or anyone else from its liability for the Liabilities, either in whole or in part, or release any collateral, and need not perfect a security interest in any collateral. The Lender does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realize on any collateral or right of set-off. If the Borrower requests more credit or any other benefit, the Lender may grant it and the Lender may grant renewals, extensions, modifications and amendments of any of the Liabilities and otherwise deal with the Borrower or any other person as the Lender sees fit and as if this Guaranty were not in effect. The Guarantor’s obligations under this Guaranty shall not be released or affected by (a) any act or omission of the Lender, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets, or (c) any change in the composition or structure of the Borrower or the Guarantor, including a merger or consolidation with any other person or entity.

Nature of Guaranty. This Guaranty is a guaranty of payment and not of collection. The Lender can insist that the Guarantor pay immediately, and the Lender is not required to attempt to collect first from the Borrower, any collateral, or any other person liable for any of the Liabilities. The obligation of the Guarantor shall be unconditional and absolute, regardless of the unenforceability of any provision of any agreement between the Borrower and the Lender, or the existence of any defense, setoff or counterclaim which the Borrower may assert.

Other Guarantors. If there is more than one Guarantor, their obligations under this Guaranty shall be joint and several. In addition, each Guarantor shall be jointly and severally liable with any other guarantor of any of the Liabilities. If the Lender elects to enforce its rights against less than all guarantors of the Liabilities, that election shall not release the Guarantor from its obligations under this Guaranty. The compromise or release of any of the obligations of any of the other guarantors or the Borrower shall not serve to waive, alter or release the Guarantor’s obligations under this Guaranty. This Guaranty is not conditioned on anyone else executing this or any other guaranty.

Rights of Subrogation. The Guarantor agrees not to enforce any rights of subrogation, contribution or indemnification that it has against the Borrower, any entity liable for any of the Liabilities, or any collateral, until all Liabilities are irrevocably paid in full, even if all of the Liabilities are not covered by this Guaranty. The Guarantor further agrees that if any payments to the Lender on any of the Liabilities are in whole or in part invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, this Guaranty and the Lender’s interest in any collateral remain in full force and effect (or are reinstated as the case may be) until payment in full of those amounts. Any payment is due on demand.

Waivers. The Guarantor waives any right it may have to receive notice of the following matters before the Lender enforces any of its rights: (a) the Lender’s acceptance of this Guaranty, (b) any credit or other Liabilities that the Lender extends to the Borrower, (c) the Borrower’s default, (d) any demand and (e) any action that the Lender takes regarding the Borrower, anyone else, any collateral, or any of the Liabilities, which it might be entitled to by law or under any other agreement. The Lender may waive or delay enforcing any of its rights without losing them. Any waiver shall affect only the specific terms and time period stated in the waiver. No modification, waiver or amendment of this Guaranty shall be effective unless it is in writing and signed by the party against whom it is being enforced.

Information. The Guarantor assumes full responsibility for keeping itself informed of the Borrower’s financial condition and assets, and all other circumstances bearing upon the risk of nonpayment of any of the Liabilities and the nature, scope and extent of the Guarantor’s risks under this Guaranty. The Guarantor has not relied on any representation of Lender as to Borrower’s financial condition and assets, and all other circumstances bearing upon the risk of nonpayment of any of the Liabilities. The Lender has no duty to advise the Guarantor of information known to it regarding Borrower’s financial conditions, assets, circumstances or risks.

Representations by Guarantor. The Guarantor represents: (a) that the execution and delivery of this Guaranty and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) that this Guaranty is a valid and binding agreement, enforceable according to its terms; and (c) that all balance sheets, profit and loss statements, and other financial statements furnished by it to the Lender are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Guarantor, other than a natural person, further represents: (a) that it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) that the execution and delivery of this Guaranty and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

Lending Installations. The Liabilities may be booked at any office, branch, subsidiary or affiliate of the Lender, as selected by the Lender. All terms of this Guaranty apply to and may be enforced by or on behalf of any such office, branch, subsidiary or affiliate of the Lender. Without limiting the rights of the Lender under applicable law, the Guarantor authorizes the Lender to apply any sums outstanding to the credit of the Guarantor with any such office, branch, subsidiary or affiliate of the Lender toward the payment of the Liabilities by the Guarantor under this Guaranty, whether or not all or any part of the Liabilities is then due.

Notices. Notice from one party to another relating to this Guaranty shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient’s address or facsimile number listed below by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) Federal Express or like overnight courier service or (e) facsimile, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by first class, registered or certified mail, or on the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier. Notwithstanding the foregoing, notice of termination of this Guaranty shall be deemed received only upon the receipt of actual written notice by the Lender in accordance with the paragraph above labeled “Continued Reliance.” Notice shall be delivered as follows:

If to the Guarantor:

c/o Advanced Photonix, Inc.
2925 Boardwalk
Ann Arbor, Michigan 48104
Attn: Robin F. Risser
Phone: (734) 998-3474
Fax: (734) 998-3474

With a copy to:

Dornbush Schaeffer Strongin & Venaglia
747 Third Avenue
New York, New York 10017
Attn: Landey Strongin, Esq.
Phone: (212) 759-3300
Fax: (212) 753-7673

If to Lender:

The PrivateBank and Trust Company
70 W. Madison Street
Chicago, Illinois 60602
Attention: __________________________
Facsimile No.: _______________________

With a copy to:

The PrivateBank
38505 Woodward Avenue, Suite 1300
Bloomfield Hills, Michigan 48304
Attn: Eric Haege
Phone: __________________________
Fax: ____________________________

Law and Judicial Forum that Apply. This agreement is governed by Michigan law, without regard to conflict of law principles. The Guarantor agrees that any legal action or proceeding against it with respect to any of its obligations under this Guaranty shall be brought in any court of the State of Michigan or of the United States of America for the Eastern or Western District of Michigan, as the Lender in its sole discretion may elect. By the execution and delivery of this Guaranty, the Guarantor submits to and accepts, with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts. The Guarantor waives any claim that the State of Michigan is not a convenient forum or the proper venue for any suit, action or proceeding.

Miscellaneous. The Guarantor’s liability under this Guaranty is independent of its liability under any other guaranty previously or subsequently executed by the Guarantor or any one of them, singularly or together with others, as to all or any part of the Liabilities, and may be enforced for the full amount of this Guaranty regardless of the Guarantor’s liability under any other guaranty. This Guaranty is binding on the Guarantor’s heirs, successors and assigns, and will operate to the benefit of the Lender and its successors and assigns. The use of headings shall not limit the provisions of this Guaranty. All discussions and documents arising between this Guaranty and the last guaranty signed by the Guarantor as to the Borrower, if any, are merged into this Guaranty. In the event any one or more provisions of this Guaranty is deemed invalid, illegal or unenforceable in any respect, the remaining provisions of this Guaranty shall continue in full force and effect as if such invalid, illegal or unenforceable provision(s) was not a part of this Guaranty.

Information Sharing. The Lender may provide, without any limitation whatsoever, any information or knowledge the Lender may have about the Guarantor or any matter relating to this Guaranty and any related documents to any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of the Liabilities or this Guaranty or any related documents, provided that any such purchaser or potential purchaser is subject to the confidentiality provisions of Section 8.15 of the Loan Agreement dated September 25, 2008 between Lender and Borrower, as it may be amended or modified from time to time, and the Guarantor waives any right to privacy the Guarantor may have with respect to such matters. The Guarantor agrees that the Lender may without notice and at any time sell, negotiate, assign or transfer one or more interests or participations in all or any part of its rights or obligations under the documents evidencing the Liabilities or in this Guaranty to one or more purchasers whether or not related to the Lender. This Guaranty may only be modified or amended in a written instrument executed by the Lender and the Guarantor.

Additional Terms and Conditions. None.

Waiver of Jury Trial. Lender and the Guarantor acknowledge that the right to a trial by jury is a constitutional right that may be waived. After consulting or being given the opportunity to consult with legal counsel, the Lender and the Guarantor knowingly and voluntarily waive any right either of them have to a trial by jury in any proceeding (whether sounding in contract or tort) which is in any way connected with this Guaranty, any related agreement or the relationship established under them, or the Liabilities.

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IN WITNESS WHEREOF, the Guarantor has signed and delivered this Guaranty to the Lender as of this 25th day of September, 2008.

Witnesses:	Guarantor(s):

/s/ Eric Haege	SILICON SENSORS, INC.
Signature of
	By:	/s/ Richard D. Kurtz
Signature of	Its:	President

PICOMETRIX LLC

	By:	/s/ Richard D. Kurtz
	Its:	President
Address:
2925 Boardwalk Ann Arbor, Michigan 48104